UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Corcept Therapeutics Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Corcept Therapeutics Incorporated

149 Commonwealth Drive

Menlo Park, California 94025

Notice of Annual Meeting of Stockholders

To Be Held on May 24, 2017

Dear Stockholder:

The Annual Meeting of Stockholders of Corcept Therapeutics Incorporated, or the Company, will be held on Wednesday, May 24, 2017 at 8:00 a.m. local time at the Company’s headquarters located at 149 Commonwealth Drive, Menlo Park, CA 94025 for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect seven directors to hold office until the 2018 Annual Meeting of Stockholders and until their successors are duly elected and qualified.
2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.
3.	To conduct a non-binding advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement.
4.	To conduct a non-binding advisory vote on the frequency of future advisory votes by the stockholders to approve the compensation of our named executive officers.
5.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 31, 2017 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof.

By Order of the Board of Directors,

/s/ G. Charles Robb

G. Charles Robb

Chief Financial Officer and Secretary

Menlo Park, California

April 21, 2017

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on May 24, 2017

Our 2017 Proxy Materials are available at www.corcept.com/proxymaterials/2017

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES BY INTERNET, BY TELEPHONE OR BY COMPLETING, SIGNING, DATING AND MAILING PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE

PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

Corcept Therapeutics Incorporated

149 Commonwealth Drive

Menlo Park, California 94025

650-327-3270

PROXY STATEMENT

2017 ANNUAL MEETING OF STOCKHOLDERS

General

We are furnishing this Proxy Statement and the enclosed proxy in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders of Corcept Therapeutics Incorporated (the “Company”) to be held on Wednesday, May 24, 2017 at 8:00 a.m. local time, at 149 Commonwealth Drive, Menlo Park, California 94025 and at any adjournments thereof (the “Annual Meeting”). This Proxy Statement and accompanying proxy card are being first mailed to stockholders on or about April 24, 2017.

Who Can Vote

Only holders of our common stock at the close of business on March 31, 2017 (the “Record Date”) are entitled to vote at the Annual Meeting. Stockholders who hold shares of our common stock in “street name” may vote at the Annual Meeting only if they hold a valid proxy from their broker.

Shares Outstanding and Quorum

As of the Record Date, there were 113,112,210 shares of our common stock outstanding. A majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, will be included in the number of shares present at the meeting for purposes of determining whether a quorum is present.

Voting Rights

Each stockholder of record is entitled to one vote at the Annual Meeting for each share of common stock held by such stockholder on the Record Date. Stockholders may vote their shares by using the proxy card enclosed with this Proxy Statement. Stockholders do not have cumulative voting rights.  All proxies we receive which are properly voted, whether by signed proxy card or by telephonic or internet voting, that have not been revoked will be voted in accordance with the instructions contained in the proxy. If a proxy is received which does not specify a vote or an abstention, the shares represented by that proxy will be voted (a) for each of the nominees to the Board listed on the proxy card and in this Proxy Statement, (b) for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, (c) for the approval of the compensation of our named executive officers as disclosed in this Proxy Statement and (d) for three years as the frequency of future advisory votes by the stockholders to approve the compensation of our named executive officers. We are not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

Votes Required to Approve Each Proposal

Under Delaware law and our Amended and Restated Bylaws, if a quorum exists at the Annual Meeting:

•	the election of directors (Proposal No. 1), the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31,

2017 (Proposal No. 2) and the advisory vote to approve the compensation of our named executive officers (Proposal No. 3) will be approved if such proposals receive the affirmative vote of the majority of the votes cast affirmatively or negatively; and

•

the option of one year, two years or three years that receives a majority of the votes cast by stockholders will be the frequency of future advisory votes by the stockholders to approve the compensation of our named executive officers (Proposal No. 4); however, in the event that no option receives a majority of the votes case, we will consider the option that receives the most votes to be the option selected by the stockholders.

The holders of a majority of all outstanding shares of our common stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the Annual Meeting.

Abstentions and broker non-votes will have no impact on the election of directors (Proposal No. 1), the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal No. 2), the advisory vote to approve the compensation of our named executive officers (Proposal No. 3) or the advisory vote on the frequency of future advisory votes by the stockholders to approve the compensation of our named executive officers (Proposal No. 4). Abstentions and broker non-votes will be counted for purpose of determining whether a quorum exists.

Revocability of Proxies

A stockholder of record may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of our company at 149 Commonwealth Drive, Menlo Park, California 94025 or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the stockholder actually votes in person at the meeting.

Solicitation of Proxies

The proxy card accompanying this Proxy Statement is solicited by our Board. We will pay all of the costs of soliciting proxies. In addition to solicitation by mail, our officers, directors and employees may solicit proxies personally, or by telephone, without receiving additional compensation. If requested, we will pay brokers, banks and other fiduciaries that hold shares of common stock for beneficial owners the reasonable out-of-pocket cost of forwarding these materials to stockholders.

Householding of Proxy Materials

“Householding” is a procedure approved by the Securities and Exchange Commission (the “SEC”) under which stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Proxy Statement from us or a bank, broker or other intermediary, unless one or more of these stockholders notifies us, the bank, broker or other intermediary that they wish to continue to receive individual copies. At the present time, we do not “household” for any of our stockholders of record. However, as explained below, your bank, broker, or other intermediary may be householding your account if you hold your shares in street name.

If you hold shares in street name, your bank, broker or other intermediary may deliver only one copy of our Proxy Statement to multiple stockholders of the same household who share the same address, and may continue to do so, unless your bank, broker or other intermediary has received contrary instructions from one or more of the affected stockholders in the household. If you are such a beneficial holder, contact your bank, broker or other intermediary to receive a separate set of our proxy materials.

NOMINEES TO BOARD OF DIRECTORS

At the Annual Meeting, the stockholders will vote on the election of seven directors, each to serve until the annual meeting of stockholders in 2018 and until their successors are duly elected and qualified.

The name, age at April 21, 2017 and principal occupation of each person nominated for election to the Board, all of whom currently serve as our directors, are set forth below:

Name	Age	Occupation
James N. Wilson	73	Chairman of the Board
Joseph K. Belanoff, M.D.	59	Chief Executive Officer and President
G. Leonard Baker, Jr. (2)	74	Venture Capitalist
Daniel M. Bradbury (2)(3)	56	Founder of BioBrit, LLC
Reneé D. Galá (1)	45	Senior Vice President and Chief Financial Officer of Theravance Biopharma, Inc.
David L. Mahoney (1)(3)	62	Private Investor
Daniel N. Swisher, Jr. (1) (2)	54	Chief Executive Officer and President of Sunesis Pharmaceuticals, Inc.

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Corporate Governance and Nominating Committee

In addition to the information presented below regarding the qualities that led our Board to conclude that they should serve as directors, our director nominees have a reputation for integrity, honesty and adherence to high ethical standards and have demonstrated business acumen, sound judgment and a commitment to serve our company and the Board. Our Board believes that the backgrounds and qualifications of these nominees, considered as a group, exhibit a combination of experience, knowledge and talent that will allow these nominees to fulfill their responsibilities as Board members.

James N. Wilson has served as a director and as Chairman of our Board since 1999. Since 2005, he has also been the Chairman of the Board of NuGEN Technologies, Inc. (“NuGEN”), a provider of systems for genomic analysis. From 2002 to 2009, Mr. Wilson served as the lead independent director of Amylin Pharmaceuticals, Inc. (“Amylin”), a publicly-traded biopharmaceutical company, and from 1996 to 2001, he was Chairman of the Board of Amira Medical, Inc., which was acquired by Hoffmann-La Roche A.G. From 1991 to 1994, Mr. Wilson was Chief Operating Officer of Syntex Corporation (“Syntex”), which was acquired by Roche Holding, Ltd. From 1989 to 1990, Mr. Wilson was Chairman and Chief Executive Officer of Neurex Corporation (“Neurex”), which was acquired by Elan Corporation plc. From 1982 to 1988, he was Chief Executive Officer of LifeScan, Inc., which was acquired by Johnson & Johnson Company. Mr. Wilson received his B.A. and M.B.A. from the University of Arizona. Mr. Wilson brings to our Board extensive experience in the biotechnology industry, as both a director and officer.

Joseph K. Belanoff, M.D. is a co-founder of our company and has served as a member of our Board and as our Chief Executive Officer since 1999, and as our President since 2014. Dr. Belanoff is a clinical faculty member and has, since 1992, held various positions in the Department of Psychiatry and Behavioral Sciences at Stanford University. Dr. Belanoff received his B.A. from Amherst College and his M.D. from Columbia University’s College of Physicians & Surgeons. Dr. Belanoff brings to our Board a deep knowledge of our financial activities, commercial operations, and pre-clinical and clinical development programs. He also has valuable expertise in drug discovery, clinical medicine and psychopharmacology.

G. Leonard Baker, Jr. has served as a member of our Board since 1999. Since 1973, Mr. Baker has been a Managing Director of the General Partner of Sutter Hill Ventures, a venture capital firm in Palo Alto, California. Mr. Baker currently serves on the boards of a number of private companies. He received his B.A. from Yale University and his M.B.A. from Stanford University. Mr. Baker brings to our Board extensive experience in advising companies about finance, strategic transactions and operations.

Daniel M. Bradbury has served as a member of our Board since October 2012. Mr. Bradbury is the founder and Managing Member of BioBrit, LLC, a life sciences consulting firm and investment fund. Mr. Bradbury served as President and Chief Executive Officer of Amylin from March 2007 until its acquisition by Bristol-Myers Squibb Company in August 2012. From June 2006 until August 2012 he was a member of Amylin’s board of directors and served on its Finance and Risk Management Committee. Mr. Bradbury served as Amylin’s President (2006 to 2007), Chief Operating Officer (2003 to 2006) and Executive Vice President (2000 to 2003) and held a variety of sales and marketing positions (1994 to 2003). Before joining Amylin, Mr. Bradbury worked in marketing and sales for ten years at SmithKline Beecham Pharmaceuticals. He currently serves on the boards of directors and is a member of board committees of the following publicly-traded companies: Illumina, Inc. (Audit and Nominating & Governance Committees), Geron Corporation (Audit and Nominating & Governance Committees), Biocon Limited (Audit, Risk Review and Stakeholder Relation Committees) and Intercept Pharmaceuticals, Inc. (Audit and Nominating & Governance Committees). Mr. Bradbury also serves on the board of trustees of the Keck Graduate Institute, the Patricia Industries (a part of Investor AB) Advisory Board, Chairman of the Board of ADCY5.org, the Pharming Group N.V. Commercial Advisory Board, the ProLynx, LLC Advisory Board, the Arctic Aurora Life Science Advisory Board, the BioMed Ventures Advisory Committee and the University of California San Diego’s Rady School of Management’s Advisory Council. He received a Bachelor of Pharmacy from Nottingham University and a Diploma in Management Studies from Harrow and Ealing Colleges of Higher Education in the United Kingdom. Mr. Bradbury brings to our Board extensive experience in pharmaceutical industry strategy, operations and management.

Reneé D. Galá joined our Board in June 2016. She has been the Senior Vice President and Chief Financial Officer of Theravance Biopharma, Inc., a publicly-traded biopharmaceutical company, since July 2014. From 2006 to June 2014, Ms. Galá held various roles in the finance organization before leading the separation of the biopharmaceutical business (now Theravance Biopharma) from the royalty company, Innoviva, Inc. Prior to joining Theravance, Ms. Galá held positions in global treasury, pharmaceutical sales and corporate strategy/business development at Eli Lilly and Company, a publicly-traded drug manufacturing company, from 2001 to 2006. Before that, Ms. Galá worked for seven years in the energy industry, both in the U.S. and internationally, in positions focused on corporate finance, project finance, and mergers and acquisitions. Ms. Galá received a B.S. in Mathematics from Vanderbilt University and an M.B.A. from Columbia Business School. Ms. Galá brings to our Board extensive experience in pharmaceutical industry sales, finance, corporate strategy and business development.

David L. Mahoney is a private investor who has served as a member of our Board since July 2004. From 1999 to 2001, Mr. Mahoney served as co-Chief Executive Officer of McKesson HBOC, Inc., a healthcare supply management and information technology company, and as Chief Executive Officer of iMcKesson LLC, a healthcare management and connectivity company. He joined McKesson Corporation in 1990 as Vice President for Strategic Planning. Prior to joining McKesson, Mr. Mahoney was a principal with McKinsey & Company, a management consulting firm, where he worked from 1981 to 1990. Mr. Mahoney serves on the board of Symantec Corporation (“Symantec”), a publicly-traded software technology company, including as a member of its Compensation Committee and Chairman of its Nominating and Governance Committees; and Adamas Pharmaceuticals, Inc. (“Adamas”), a publicly traded bio-pharmaceutical company, where he is the Lead Independent Director and serves on the Audit Committee and Compensation Committee. Mr. Mahoney also served as a member of the Audit Committee of Symantec from 2003 to 2011. He also serves on the boards of directors of the San Francisco Museum of Modern Art and Mercy Corps, and is a Trustee of the Schwab/Laudis Family of Funds and Mount Holyoke College. Mr. Mahoney previously served on the board of directors of KQED, Inc., a public non-profit television and radio operator. Mr. Mahoney received his B.A. from Princeton University and his M.B.A. from Harvard University. Mr. Mahoney brings to our Board extensive experience in pharmaceutical management, operating strategy and logistics.

Daniel N. Swisher, Jr. became a member of our Board in June 2015. He has been the Chief Executive Officer and a member of the Board of Sunesis Pharmaceuticals, Inc., a clinical-stage biopharmaceutical company, since 2003, and its President since 2005. He joined Sunesis in 2001 and had previously served as the company’s chief business officer and chief financial officer. Prior to that, Mr. Swisher had held a broad range of senior management roles, including Senior Vice president of Sales and Marketing at ALZA Corporation, a pharmaceutical and medical systems company, from 1992 to 2001. Mr. Swisher is also Chairman of the Board of Cerus Corporation, a biopharmaceutical company, and has held this position since 2013. Mr. Swisher holds a B.A. from

Yale University and an M.B.A. from the Stanford Graduate School of Business. Mr. Swisher brings to our Board experience in life science industry sales, operations and finance.

Patrick G. Enright, who has served as a member of our Board since 2008, is not included on the slate of director nominees, and his term as a director will end as of the 2017 Annual Meeting of Stockholders.

There are no family relationships among any of our directors or named executive officers.

DIRECTOR NOMINATION

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for identifying individuals qualified to serve as members of the Board, recommending to the independent members of the Board nominees for election as directors and providing oversight with respect to corporate governance and ethical conduct. The Corporate Governance and Nominating Committee’s charter is available at www.corcept.com. The Committee currently consists of David L. Mahoney (Chairman), Daniel M. Bradbury, Patrick G. Enright and James N. Wilson. Following the 2017 Annual Meeting of Stockholders, assuming the election of each director nominee herein, the Committee will consist of David L. Mahoney (Chairman) and Daniel M. Bradbury. The Corporate Governance and Nominating Committee met four times during 2016. In accordance with the requirements of the NASDAQ Stock Market, director nominees are selected by the independent members of our Board by means of votes in which only independent directors participate.

The information below describes the criteria and process that the Corporate Governance and Nominating Committee uses to evaluate candidates for director.

Board Membership Criteria. The Corporate Governance and Nominating Committee assesses whether candidates possess the experience, skills and judgment to serve on the Board. Although there is no policy regarding diversity in director nominees, both the Corporate Governance and Nominating Committee and the Board seek the talents and backgrounds that would be most helpful to the Company. In particular, the Corporate Governance and Nominating Committee, when recommending director candidates, considers whether a candidate could help the Board represent a diversity of background and experience. The Corporate Governance and Nominating Committee also seeks to ensure that a majority of the directors are independent under the rules of the NASDAQ Stock Market, that the Audit Committee and Compensation Committee are each composed of independent directors, and that members of the Audit Committee possess the accounting and financial expertise the NASDAQ Stock Market and SEC rules require.

Stockholders Proposals for Nominees. The Corporate Governance and Nominating Committee will consider written proposals from stockholders for nominees for director. Such nominations should be submitted to the Secretary of our Company and should include the following information: (a) all information required by Regulation 14A of the Securities Exchange Act of 1934, as amended (“Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and willingness to serve as a director; (b) the name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of our common stock which are owned beneficially and of record by such stockholder(s); and (c) biographical information and a statement as to the qualifications of the nominee. All of this should be submitted in the time required by our Amended and Restated Bylaws.

Process for Identifying and Evaluating Nominees. The Corporate Governance and Nominating Committee initiates the process for identifying and evaluating nominees to the Board by identifying a slate of candidates who meet the criteria for selection as nominees and have the specific qualities or skills being sought based on input from members of the Board, management and, if the Corporate Governance and Nominating Committee deems appropriate, a third party search firm. In addition, pursuant to the Securities Purchase Agreement, dated as of March 14, 2008, the Corporate Governance and Nominating Committee takes the necessary steps to have one designee of Longitude Venture Partners, L.P., one of our significant stockholders, nominated for election to our Board, subject to compliance with relevant NASDAQ Stock Market rules and regulations and approval of the nominee by the Corporate Governance and Nominating Committee for so long as Longitude Venture Partners, L.P. beneficially owns at least 5% of our issued and outstanding common stock. As of March 31, 2017, Longitude Venture Partners, L.P. beneficially owned approximately 5.4% of our issued and outstanding common stock.

With respect to candidates for initial election to the Board, the Corporate Governance and Nominating Committee also reviews biographical information and qualifications and checks the candidate’s references. Qualified candidates are interviewed by at least one member of the Corporate Governance and Nominating Committee. Serious candidates meet, either in person or by telephone, with all members of the Corporate Governance and Nominating Committee and as many other members of the Board as practicable.

Based on interviews and other information, the Corporate Governance and Nominating Committee evaluates which of the prospective candidates is qualified to serve as a director and whether the Committee should recommend to the independent members of the Board that the Board nominate, or elect to fill a vacancy with, a prospective candidate. Candidates recommended by the Corporate Governance and Nominating Committee are presented to the independent members of the Board for selection as nominees to be presented for the approval of the stockholders or for election to fill a vacancy. The Corporate Governance and Nominating Committee expects that a similar process will be used to evaluate nominees recommended by stockholders.

Nominees to the Board of Directors for the Annual Meeting. The nominees for the Annual Meeting were recommended for selection by the Corporate Governance and Nominating Committee and were selected by the independent members of the Board.

BOARD MEETINGS AND COMMITTEES

The Board met four times in 2016. In addition to the Corporate Governance and Nominating Committee, which is described above, the Board has Audit and Compensation Committees. The Audit Committee met five times and the Compensation Committee met two times during 2016. The Corporate Governance and Nominating Committee met four times during 2016. Each member of the Board attended 75% or more of the total number of Board meetings and meetings of Board committees on which such Board member served. The independent directors of the Board met in executive sessions four times in 2016.

We encourage our directors to attend the annual stockholder meetings. One of our directors attended the 2016 annual stockholder meeting.

Audit Committee. In 2016, the Audit Committee consisted of Daniel N. Swisher, Jr. (Chairman of the Committee), Patrick G. Enright, Reneé D. Galá and David L. Mahoney. Following the 2017 Annual Meeting of Stockholders, assuming the election of each director nominee herein, the Audit Committee will consist of Daniel N. Swisher, Jr. (Chairman of the Committee), Reneé D. Galá and David L. Mahoney. The Board has determined that all members of the Audit Committee are independent under the rules of the NASDAQ Stock Market and that each of them can read and understand financial statements. In addition, the Board has determined that each member of the Audit Committee satisfies the independence requirements of Rule 10A-3(b)(1) of the Exchange Act. After due consideration of all relevant factors, including Mr. Enright’s history of service and the percentage of our common stock held by others, the Board determined that Mr. Enright is independent as defined in NASDAQ Listing Rule 5605 and Rule 10A-3 of the Exchange Act. Further, the Board determined that Mr. Enright is not an “affiliated person” of our company who would be ineligible to serve on the Audit Committee. The Board has determined that each of Messrs. Swisher and Mahoney and Ms. Galá qualifies as an “Audit Committee financial expert” as defined by Item 407(d)(5) of Regulation S-K of the Securities Act and the Exchange Act. The purpose of the Audit Committee is to oversee the accounting and financial reporting processes and financial statements audits. The responsibilities of the Audit Committee include appointing and providing for the compensation of the independent registered public accounting firm to conduct the annual audit of our accounts, reviewing the scope and results of the independent audits, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to us by our independent registered public accounting firm. The Audit Committee charter is available at www.corcept.com.

Compensation Committee. In 2016, the Compensation Committee consisted of G. Leonard Baker, Jr. (Chairman), Daniel M. Bradbury and Daniel N. Swisher, Jr. Following the 2017 Annual Meeting of Stockholders, assuming the election of each director nominee herein, the Compensation Committee will remain the same. The Board has determined that all members of the Compensation Committee are independent under the rules of the NASDAQ Stock Market. The Compensation Committee administers the Company’s benefit plans, reviews and administers compensation arrangements with named executive officers, and establishes and reviews our policies relating to the compensation and benefits of our officers and employees. The Compensation Committee’s charter permits it to delegate its authority and responsibilities as it deems appropriate to individual members of the Compensation Committee or to a subcommittee of the Compensation Committee. The charter is available at www.corcept.com.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Board Leadership Structure. We are committed to sound corporate governance practices and values independent board oversight as an essential component of strong corporate performance. Six of our eight current directors qualify as independent under the rules of the NASDAQ Stock Market, and, following the 2017 Annual Meeting of Stockholders, assuming the election of each director nominee herein, five of our seven directors will qualify as independent under the rules of the NASDAQ Stock Market. In February 2017, our Board reviewed the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board determined that the following directors are “independent” under the rules of the NASDAQ Stock Market:

G. Leonard Baker, Jr.

Daniel M. Bradbury

Patrick G. Enright

Reneé D. Galá

David L. Mahoney

Daniel N. Swisher, Jr.

In accordance with our Amended and Restated Bylaws, our Board appoints our officers, including our Chief Executive Officer. Our Board does not have a policy on whether the role of the Chairman of the Board and Chief Executive Officer should be separate and, if it is to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee and if it is to be combined, whether a lead independent director should be selected. Currently, we separate the roles of Chief Executive Officer and Chairman of the Board. The Chief Executive Officer is responsible for setting Corcept’s strategic direction and its day-to-day leadership and performance. The Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the full Board. Dr. Belanoff, our Chief Executive Officer, is an employee of our company and is therefore not “independent” under the rules of NASDAQ Stock Market. Until June 2016, Mr. Wilson, our Chairman of the Board, was also an employee and is therefore not “independent” under the rules of NASDAQ Stock Market. Mr. Wilson has not been an employee of the Company since June 2016. Our Board believes that its current leadership structure is appropriate for our Company and stockholders.

Risk Oversight. The Board oversees our risk exposures and risk management and the steps management has undertaken to control business and financial risks. The Board reviews our strategic plan at least annually and assesses the risks facing our company. While the Board has ultimate responsibility for the Company’s risk management process, various committees of the Board also have responsibility for risk management. Our Audit Committee oversees management of risks relating to accounting matters, financial reporting and SEC compliance. Our Compensation Committee oversees the management of risks relating to executive compensation. In addition, in setting compensation, the Compensation Committee strives to create incentives that discourage risk-taking that is inconsistent with our business strategy. Our Corporate Governance and Nominating Committee oversees management of risks associated with maintaining independence of our Board and preventing conflicts of interest. Each committee regularly reports to the full Board.

COMMUNICATIONS WITH DIRECTORS

Stockholders or other interested parties may communicate with any director or committee of our Board by writing to them c/o Secretary, Corcept Therapeutics Incorporated, 149 Commonwealth Drive, Menlo Park, California 94025. Comments or questions regarding our accounting, internal controls or auditing matters will be referred to the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to the Corporate Governance and Nominating Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee consists of G. Leonard Baker, Jr. (Chairman), Daniel M. Bradbury and Daniel N. Swisher, Jr., none whom is currently, or has been, an officer or employee of our company. None of our named executive officers currently serves or in the past year has served as a member of the board of directors of any entity that has one or more named executive officers serving on our Board or Compensation Committee.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The names of our executive officers, their ages as of April 21, 2017 and certain other information about them are set forth below:

Name	Age	Position
Joseph K. Belanoff, M.D.	59	Chief Executive Officer, President and Director
Robert S. Fishman	55	Chief Medical Officer
G. Charles Robb	54	Chief Financial Officer and Secretary

Joseph K. Belanoff, M.D. Biographical information regarding Dr. Belanoff is set forth under “Nominees to Board of Directors.”

Robert S. Fishman, M.D. has served as our Chief Medical Officer since September 2015. From May 2012 to March 2015, Dr. Fishman served as the Senior Vice President of Clinical Development at InterMune, Inc., a biopharmaceutical company. Prior to his tenure at InterMune, Dr. Fishman served as Vice President of Clinical Development at Alexza Pharmaceuticals, a biopharmaceutical company, from September 2007 to May 2012. Before that, he held positions of increasing responsibility at Heatport, Aerogen and Anthera Pharmaceuticals. Dr. Fishman trained in internal medicine at Deaconess Hospital, Boston, completed a fellowship in pulmonary and critical care medicine at Massachusetts General Hospital and began his career as a member of the Stanford pulmonary medicine faculty. He earned an A.B. in Biology from Harvard and an M.D. from Stanford University School of Medicine.

G. Charles Robb has served as our Chief Financial Officer since September 2011 and as our Secretary since January 2014. From April 2005 through August 2011, Mr. Robb served as the Senior Vice President of Operations, Administration and Finance of Fitness Anywhere, Inc., a private fitness equipment and training company with operations in the United States, Europe and Asia. From 2003 to 2005, Mr. Robb was engaged in the private practice of law. From 2000 to 2002, he was Senior Vice President of Citadon, Inc. He also held positions in business development for Nomura Asset Capital Corporation from 1998 to 1999 and in sales and marketing for Legal Research Network, Inc. from 1996 to 1998. From 1992 to 1996, Mr. Robb practiced law at Howard, Rice, Nemerovski, Canady, Falk & Rabkin. Mr. Robb earned a B.A. in English and Political Philosophy from Yale and a J.D. from Harvard Law School.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our common stock as of March 31, 2017 (or earlier date with respect to information regarding former employees or that is based on filings with the SEC) by (a) each person known to us to own more than 5% of the outstanding shares of our common stock, (b) our directors, (c) our Chief Executive Officer and each other named executive officer named in the compensation tables appearing later in this Proxy Statement and (d) all directors and named executive officers as a group. The information in this table is based solely on statements in filings with the SEC or other information we believe to be reliable. Percentage of ownership is based on 113,112,210 shares of common stock outstanding as of March 31, 2017. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to the shares. Shares of common stock subject to outstanding options and warrants exercisable within 60 days of March 31, 2017 are deemed outstanding for computing the percentage of ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percentage of Shares Beneficially Owned
5% Stockholders
Federated Investors, Inc. and affiliated entities (3)	13,878,000	12.3%
Ingalls & Snyder, LLC and affiliated entities (4)	8,083,697	7.1%
Longitude Venture Partners, L.P. and affiliated entities and individuals (5)	6,143,547	5.4%
Directors and Named Executive Officers
Patrick G. Enright (5)	6,143,547	5.4%
Joseph K. Belanoff (6)	5,523,570	4.8%
G. Leonard Baker, Jr. (7)	4,643,027	4.1%
James N. Wilson (8)	3,451,195	3.0%
David L. Mahoney (9)	1,531,820	1.4%
G. Charles Robb (10)	1,032,508	*
Daniel M. Bradbury (11)	343,075	*
Robert S. Fishman (12)	214,583	*
Daniel N. Swisher, Jr. (13)	79,374	*
Reneé D. Galá	—	*
All directors and named executive officers as a group (10 persons) (14)	22,962,699	19.2%

* Less than 1% of our outstanding common stock.

(1)	Unless otherwise indicated, the address of each of the named individuals is c/o Corcept Therapeutics, 149 Commonwealth Drive, Menlo Park, California 94025.
(2)

Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after March 31, 2017. Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown.

(3)

Consists of 13,878,000 shares beneficially held by registered investment companies and separate accounts advised by subsidiaries of Federated Investors, Inc., or Federated, that have been delegated the power to direct investments and power to vote the securities by the registered investment companies’ board of trustees or directors and by the separate accounts’ principals. The foregoing beneficial ownership information is based on information obtained from Amendment No. 8 to Schedule 13G filed by Federated Investors, Inc. with respect to its holdings as of December 31, 2016. Federated is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp., collectively referred to herein as the Investment Advisers, which act as investment advisers to registered investment companies and separate accounts that own shares of our common stock. The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is wholly owned subsidiary of Federated. All of Federated’s outstanding voting stock is held in the Voting Shares Irrevocable Trust, or the Trust, for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees, collectively referred to herein as the Trustees. The Trustees exercise collective voting control over Federated. Each of Federated, the Trust and the Trustees disclaims beneficial ownership of all holdings reflected herein, except to the extent of his individual pecuniary interest therein. Federated’s address is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779.

(4)

Consists of 8,083,697 shares held by Ingalls & Snyder LLC, or Ingalls, for the benefit of Ingalls & Snyder Value Partners, L.P., or ISVP, or other investment advisory clients. Information regarding the holdings of Ingalls and ISVP is based on information obtained from Amendment No. 8 to Schedule 13G filed by Ingalls with respect to its holdings as of December 31, 2016. ISVP is an investment partnership managed under an investment advisory contract by Ingalls, a registered broker dealer and a registered investment advisor. Ingalls holds investment authority but not voting authority over shares held by its investment advisory clients. Mr. Thomas O. Boucher, Jr., a Managing Director of Ingalls, and Mr. Robert L. Gipson and Adam Janovic, Senior Directors of Ingalls, are the general partners of ISVP and share investment and voting power over the shares held by ISVP. Each of these individuals disclaims beneficial ownership of all such shares, except to the extent of his individual pecuniary interest therein. The address for Ingalls is 1325 Avenue of the Americas, New York, NY 10019.

(5)

Consists of (a) 5,721,372 shares held by Longitude Venture Partners, L.P., (b) 114,675 shares held by Longitude Capital Associates, L.P. and (c) 307,500 shares that may be acquired by Patrick Enright within 60 days of March 17, 2017 pursuant to options. The foregoing beneficial ownership information is based on information obtained from Amendment No. 7 to Schedule 13D filed by Longitude Capital Partners, LLC with respect to its holdings as of March 17, 2017. Juliet Tammenoms Bakker and Mr. Enright may be deemed to have shared voting and investment power over the shares held by Longitude Venture Partners, L.P. and Longitude Capital Associates, L.P. Each of these individuals disclaims beneficial ownership of all such shares, except to the extent of his or her pecuniary interest therein. The address for Longitude Capital Partners, LLC is 800 El Camino Real, Suite 220, Menlo Park, California 94025. Mr. Enright is a member of our Board and a managing member of Longitude Capital Partners, LLC, the general partner of each of Longitude Venture Partners, L.P. and Longitude Capital Associates, L.P.

(6)

Includes (a) 3,059,375 shares that may be acquired by Dr. Belanoff within 60 days of March 31, 2017 pursuant to options and (b) 300,000 shares held as custodian for Julia E. Belanoff under the California Uniform Transfers to Minors Act over which Dr. Belanoff has voting control.

(7)

Includes (a) 207 shares held in Mr. Baker’s name, (b) 955,055 shares held in The Baker Revocable Trust of which Mr. Baker is a trustee, (c) 776,631 shares held by a Roth IRA for the benefit of Mr. Baker, (d) 2,613,634 shares held by Saunders Holdings, L.P. of which Mr. Baker is a trustee of a trust which is the general partner and (e) 297,500 shares that may be acquired by Mr. Baker within 60 days of March 31, 2017.

(8)

Includes (a) 1,140,625 shares that may be acquired by Mr. Wilson within 60 days of March 31, 2017 pursuant to options, (b) 1,409,503 shares held by the James N. Wilson and Pamela D. Wilson Trust and (c) 901,067 shares held by James and Pamela Wilson Family Partners. Mr. Wilson has voting power over the shares held by the James N. Wilson and Pamela D. Wilson Trust and James and Pamela Wilson Family Partners pursuant to voting agreements. Mr. Wilson disclaims beneficial ownership of all of such shares, except to the extent of his pecuniary interest therein.

(9)

Includes (a) 1,169,320 shares held by the David L. Mahoney and Winnifred C. Ellis 1998 Family Trust, (b) 55,000 shares held by the Black Dog Private Foundation, of which Mr. Mahoney is the president, and (c) 307,500 shares that may be acquired by Mr. Mahoney within 60 days of March 31, 2017 pursuant to options. Mr. Mahoney is a member of our Board.

(10)	Includes 1,031,250 shares that may be acquired by Mr. Robb within 60 days of March 31, 2017 pursuant to options.
(11)

Consists of (a) 155,575 shares held in the name of BioBrit, LLC, over which Mr. Bradbury has voting and investment power, and (b) 187,500 shares that may be acquired by Mr. Bradbury within 60 days of March 31, 2017 pursuant to options.

(12)	Includes 214,583 shares that may be acquired by Mr. Fishman within 60 days of March 31, 2017 pursuant to options.
(13)	Includes 79,374 shares that may be acquired by Mr. Swisher within 60 days of March 31, 2017 pursuant to options.
(14)	Total number of shares includes common stock held by directors, named executive officers and entities affiliated with directors and named executive officers. See footnotes 5 through 13 above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As a matter of policy, all related party transactions between us and any of our officers, directors or principal stockholders are reviewed and approved by our Audit Committee, as set forth in its charter, or a majority of the independent and disinterested members of our Board, to ensure they are on terms no less favorable to us than could be obtained from unaffiliated third parties and have bona fide business purposes. In 2016, there were no related party transactions.

Severance and Change in Control Agreements. We have entered into severance and change in control agreements with our executive officers. The agreements provide that, if employment is terminated without cause or for good reason regardless of whether it is in connection with a change in control, the executive will be eligible for 12 months of his or her then current base salary and continued health insurance coverage for this same period. In addition, the agreements provide for the full vesting of all outstanding equity awards in the event the executive’s employment is terminated without cause or for good reason within 18 months following a change in control.

Director Indemnification Agreements. We have entered into indemnification agreements with our directors and executive officers. Such agreements require us, among other things, to indemnify our officers and directors, other than for liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

See “Director Compensation” for a discussion of our director compensation policy.

CODE OF ETHICS

We have adopted a Code of Ethics that applies to all of our directors, officers and employees, including our principal executive officer, our principal financial officer and our principal accounting officer, which is available at www.corcept.com. We intend to disclose at www.corcept.com any amendment to, or waiver of, any provision of our Code of Ethics applicable to our directors and executive officers required to be disclosed under the rules of the SEC and the NASDAQ Stock Market.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act and SEC rules, our directors, executive officers and beneficial owners of more than 10% of any class of our equity securities are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on our review of copies of these reports and representations of such reporting persons, we believe that, during the year ended December 31, 2016, such reporting persons met all applicable Section 16(a) filing requirements, with the exception of (i) James N. Wilson, who filed late reports on July 19, 2016 and November 14, 2016 reporting seven transactions not reported on a timely basis, and (ii) Messrs. Fishman, Belanoff and Robb, who filed late reports on February 14, 2017, July 19, 2016 and July 19, 2016, respectively, each reporting one transaction not reported on a timely basis, in each case in clauses (i) and (ii) above with respect to grants and/or exercises of stock options to purchase shares of the Company’s common stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee has primary responsibility for the design and administration of our executive compensation program.  The Compensation Committee’s goal is to ensure that we offer compensation that is competitive, rewards good corporate performance and is appropriate for our stage of development as a company. Compensation is designed to encourage a focus on both short- and long-term goals. Direct compensation consists of salary, periodic cash bonuses for the achievement of significant corporate goals and long-term equity incentive awards.

This section discusses the principles underlying our policies with respect to the compensation of the named executive officers named in the “2016 Summary Compensation Table” and the factors that determined the compensation decisions we made in 2016. Our named executive officers for 2016 were Joseph K. Belanoff, M.D., Chief Executive Officer and President; G. Charles Robb, Chief Financial Officer and Secretary; and Robert S. Fishman, Chief Medical Officer.

Executive Summary

During 2016, we had significant development, operational and commercial accomplishments:

•	Increased revenue from the sale of Korlym® for the treatment of patients with Cushing’s syndrome from $50.3 million in 2015 to $81.3 million in 2016, an increase of 62 percent.
•	Generated GAAP net income of $8.1 million in 2016, compared to a loss of $6.4 million in 2015.
•	Generated encouraging efficacy results in our Phase 1/2 trial of Korlym in combination with eribulin (Eisa Inc.’s drug, Halaven®) to treat patients with triple-negative breast cancer.
•	Began the Phase 2 trial of our next-generation selective cortisol modulator, CORT125134, to treat patients with Cushing’s syndrome.
•	Began the Phase 1/2 trial of CORT125134 in combination with nab-paclitaxel (Celgene Corporation’s drug, Abraxane®) to treat patients with a variety of solid-tumor cancers.
•	Advanced the pre-clinical development of other compounds from our proprietary series of selective cortisol modulators.

Executive Compensation 2016 Program Overview

Based on our compensation principles and in light of both company and individual performance, the Compensation Committee took the following actions with respect to the compensation for our named executive officers for 2016:

Salary. Effective March 1, 2016, the Compensation Committee approved limited 3.0% increases to the annual base salaries of Dr. Belanoff, Mr. Robb, and Mr. Fishman.

Bonuses. In accordance with our practice of awarding bonuses to named executive officers only for the achievement of significant corporate goals, in April 2016, we paid bonuses to all employees of the company, including Drs. Belanoff and Fishman and Mr. Robb, upon the achievement of a key clinical milestone.

Equity Awards. In February 2016, the Board approved grants of options to each of our named executive officers. These option awards vest monthly over a four-year period, subject to the named executive officer’s continued employment through each applicable vesting date.  These awards were given to our named executive officers as an incentive toward their continued service to the company.

Strong Stockholder Support for our Compensation Decisions

At our annual stockholder meeting in 2014, 99 percent of our stockholders approved the 2013 compensation of our named executive officers and our practice of submitting the compensation of our named executive officers to a non-binding stockholder vote once every three years.  In light of this support, the Compensation Committee did not change the design of our compensation programs during 2014, 2015 or 2016.  We are seeking an advisory vote on the compensation of our named executive officers and an advisory vote on the frequency of stockholder votes on executive compensation at the Annual Meeting.  Unless our Board changes its policy with respect to the frequency of stockholder votes on executive compensation, we expect that our next advisory vote to approve our named executive officers’ compensation will be held at our 2020 annual stockholder meeting.

Compensation Principles and Objectives

Our compensation program is meant to attract, motivate and retain highly qualified executive officers by paying them competitively, consistent with our success and their contributions to it. We set goals designed to link each named executive officer’s compensation to our corporate performance, such as the attainment of significant research, development, commercial, operational and financial targets.  Because pharmaceutical product development can take many years, a portion of our executives’ compensation is determined by achievements that increase stockholder value in the long term.

Except for their salaries, compensation for our named executive officers is performance-based. The Compensation Committee determines the structure and amount of performance-based compensation based on the its members’ knowledge of the most effective practices in the biotechnology and specialty pharmaceutical industries.

These are the Compensation Committee’s objectives:

•	Align executive and stockholder interests in both the short and long term by providing equity awards and bonuses that are tied to company and individual performance.
•

Make sure compensation is competitive by relying on the Compensation Committee members’ deep expertise and many years’ experience with companies both in and outside of the pharmaceutical industry, recognizing that because of our business model and stage of development, there may be few directly comparable companies; and

•	Recognize that optimum compensation practices for a company with relatively few employees may be substantially different than those for a larger, more mature company.

To realize its objectives, the Compensation Committee has offered our executives stock option grants that reward significant, sustained increases in our stock market value and discretionary bonuses based on the achievement of key milestones. The Compensation Committee reviews our performance-based compensation offerings at least annually.

The Chairman of the Board and the members of the Compensation Committee are seasoned executives of, consultants to, or venture capitalists with investments in, the biotechnology and specialty pharmaceutical industry. Collectively they have served as board and compensation committee members of many public and privately held companies including NuGen, Jazz Pharmaceuticals, Aimune Therapeutics, Symantec, Illumina, Sunesis Pharmaceuticals and Cerus Corporation. As a result of this extensive involvement in the compensation of executives in these and other companies, we believe that the Chairman of the Board and the members of the Compensation Committee clearly understand the compensation structures and amounts that are necessary to attract, motivate and retain management talent.

Determination of Compensation

The Compensation Committee reviews the performance of our named executive officers annually. To aid the Compensation Committee in its deliberations, our Chief Executive Officer reviews the performance of all executives other than himself and makes compensation recommendations regarding them.  The Compensation Committee bases its review on the Chief Executive Officer’s input and on its own evaluation of Corcept and the individual executives’ achievements during the period. The Compensation Committee then sets salaries, performance bonuses and grants of stock options, taking into account its members’ understanding of compensation practices in the biotechnology and pharmaceutical industry and the members’ experiences as executives, consultants, board and compensation committee members, and investors in such companies.

Tax Considerations

In making its compensation determinations, our Compensation Committee considers the impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the tax deductibility by us of annual compensation in excess of $1,000,000 paid to our Chief Executive Officer and any of our three other most highly compensated named executive officers, other than our Chief Financial Officer.

While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy and objectives. The Compensation Committee considers ways to maximize the deductibility of executive compensation, while retaining the flexibility to compensate officers in a manner commensurate with their performance and the competitive market for executive talent. The Compensation Committee may award compensation to our named executive officers that may not be fully deductible if it determines that such compensation is in our stockholders’ best interests and is consistent with our compensation principles.

Elements of Executive Compensation

Base Compensation

The Compensation Committee determines our executives’ salaries based on its members’ many years of assessing competitive market rates and the salaries required to attract, motivate and retain talented executives.  Each year the Compensation Committee reviews the Chief Executive Officer’s salary to determine if a change is appropriate based on its assessment of market trends and our company’s commercial and clinical performance. The Compensation Committee applies similar scrutiny to the salaries of our other officers, with input from the Chief Executive Officer. No formulaic salary increases are provided to our named executive officers. The Compensation Committee increased the annual base salary for Dr. Belanoff, Mr. Robb, and Mr. Fishman each by 3.0%, effective March 1, 2016, to reflect its assessment of market trends for cost of living increases.

Performance-Based Compensation

Cash Bonus. Although we do not have an annual bonus program, we pay discretionary bonuses from time to time for the achievement of significant corporate goals. The Compensation Committee believes that the best way to ensure that our executives’ compensation is aligned with our business objectives and the interests of our stockholders is to pay bonuses when significant milestones are met, such as the approval of a new product, a significant increase in revenue, advancing our pre-clinical and clinical development programs, and successfully building our management and operational capabilities to support growth. The achievement of these types of milestones does not necessarily correspond with annual performance periods.  Performance-based cash compensation has been awarded in recent years primarily to recognize the accomplishment of certain value-enhancing milestones such as the growth of our Cushing’s syndrome franchise and the achievement of pre-clinical and clinical milestones.

 In accordance with our practice of awarding bonuses to named executive officers only for the achievement of significant corporate goals, in March 2016, our Board approved a bonus opportunity for all employees of the company, including Drs. Belanoff and Fishman and Mr. Robb, payable upon the achievement of a key clinical milestone relating to the advancement of our oncology development program.  In April 2016, this milestone was achieved and bonuses were paid in the following amounts: Dr. Belanoff: $400,000; Mr. Robb: $146,000; and Dr. Fishman: $40,000. The size of these bonuses was based primarily on each such named executive officer’s contributions to the achievement of the milestones and, in the case of Dr. Fishman, his tenure with our company.

Long-Term Equity Incentive Program. Our named executive officers, along with all of our employees, are eligible to receive grants of stock options under our 2012 Incentive Award Plan. We believe that equity ownership in our company is necessary to link executive compensation to the performance of our stock and our sustained growth. So far, we have used stock options as our only long-term performance-based equity incentive vehicle because the Compensation Committee believes that stock options maximize an executive officer’s incentive to increase our stock price and maximize stockholder value, since there is no financial gain to an executive officer unless our stock price appreciates.

The Compensation Committee typically grants stock options upon a named executive officer joining our company and once per year in connection with its determination of the named executive officer’s potential future performance.  The Compensation Committee also typically grants stock options following a significant change in job responsibility or in recognition of a significant achievement.  The Compensation Committee determines the number of shares underlying each stock option grant based on a number of factors, including the executive officer’s salary, such executive officer’s contributions to the achievement of our financial and strategic objectives, the value of the stock option at the time of grant, the possible value of the option if we achieve our objectives, and the Compensation Committee’s understanding of industry practices and norms. The relative weight given to each of these factors is at the Compensation Committee’s discretion. There is no set formula.

To maximize the incentive for continued employment, stock options granted to our named executive officers generally have a four-year vesting schedule, measured from around the date of grant. We have occasionally granted stock options that vest based on the attainment of performance goals. Stock option awards generally expire ten years from the date of the grant, which allows the executive to focus on the creation and sustainment of long-term stockholder value and to have a reasonable opportunity to benefit from price appreciation in our shares. The exercise price of such stock options is 100% of the fair market value of the underlying stock on the date of grant.

In February 2016, the Board approved grants of options to our named executive officers in the following amounts: 550,000 shares to Dr. Belanoff; 150,000 shares to Mr. Robb; and 100,000 shares to Mr. Fishman. These option awards vest in substantially equal monthly installments over a four-year period from the grant date, subject to the named executive officer’s continued employment through each applicable vesting date. These awards were given to our named executive officers as an incentive toward their continued service to the company. The size of each award was based on the Compensation Committee’s and Board’s determination of the recipient’s ability to contribute to our future success.

Severance and Change in Control Arrangements

We entered into Severance and Change in Control Agreements with each of our named executive officers to encourage continued attention and dedication to duties without distraction should there arise the possibility of an change in control of our company and to help ensure a smooth transition should such a change in control occur.  The terms of the agreements are identical. For a detailed description of the Severance and Change in Control Agreements, see “Potential Payments Upon Termination or Change in Control – Severance and Change in Control Agreements” below.

Other Elements of Compensation

Our executives are eligible to receive the following retirement and insurance benefits on the same terms as our other employees.  Eligibility for all employees begins on the first day of the month coinciding with or immediately following the first day of employment.  These benefits help us attract and retain talented employees in a competitive employment market, where such benefits are common.  Each year, we review the benefit package we offer.

401(k) Plan. We have a Section 401(k) Savings/Retirement Plan, or 401(k) Plan, to cover eligible employees of the company and any designated affiliate. The 401(k) Plan permits eligible employees to defer up to 100% of their annual compensation, subject to limitations imposed by the Internal Revenue Code.  All contributions are immediately vested and non-forfeitable. We make no matching contributions

Medical Insurance. At our sole cost, we provide each eligible employee and his or her spouse and children with health, dental and vision insurance.

Life and Disability Insurance. At our sole cost, we provide each eligible employee disability and life insurance.

Policies with Respect to Equity Compensation Awards

We grant all stock option awards based on the fair market value as of the date of grant. We do not have a policy of granting stock option awards at other than the fair market value of our common stock. The exercise price for each stock option grant is based on the last quoted price per share on the NASDAQ Capital Market on the date of grant. We do not have a policy and do not intend to have a policy or practice to select option grant dates for named executive officers in coordination with the release of material non-public information.

We also have an insider trading policy that prohibits our named executive officers and Board members from engaging in short-term or speculative transactions in our stock, including short sales.

Summary Compensation Table

The following table provides compensation information for the years ended December 31, 2016, 2015 and 2014 for each of our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards(1) ($)	All Other Compensation ($)	Total ($)
Joseph K. Belanoff, M.D.,	2016	615,000	400,000	1,382,390	—	2,397,390
Chief Executive Officer and	2015	597,670	—	1,255,685	—	1,853,355
President	2014	571,250	—	—	—	571,250
G. Charles Robb,	2016	374,685	146,000	377,015	—	897,700
Chief Financial Officer and	2015	363,472	—	418,562	—	782,034
Secretary	2014	350,908	—	—	—	350,908
Robert S. Fishman, M.D.	2016	411,363	40,000	234,067	—	685,430
Chief Medical Officer	2015	104,956	—	1,258,963	—	1,363,919

(1)

Amounts shown do not reflect compensation actually received by the named executive officers or the actual value that may be recognized by the named executive officers with respect to these awards in the future. Amounts reported constitute the grant date fair value of option awards as calculated under FASB ASC Topic 718. The relevant assumptions used to calculate the value of the option awards are set forth in Part IV – Item 15(1) - Financial Statements, Notes to Financial Statements, Note 8 – “Preferred Stock and Stockholders’ Equity – Stock-Based Compensation Related to Employees and Director Options” in our Annual Report on Form 10-K for the year ended December 31, 2016.

Grants of Plan-Based Awards During 2016

The following table summarizes the grants of options awards we made to the named executive officers in 2016.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (2) (#)	Exercise Price or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(1) ($)
Joseph K. Belanoff, M.D.	2/26/2016	550,000	3.88	1,382,390
G. Charles Robb	2/26/2016	150,000	3.88	377,015
Robert S. Fishman, M.D.	2/26/2016	100,000	3.88	234,067

(1)

The amount reported constitutes the grant date fair value of the option award, calculated in accordance with FASB ASC Topic 718. Refer to Note 8 “Preferred Stock and Stockholders’ Equity – Stock-Based Compensation Related to Employees and Director Options” included in Part IV – Item 15(1) - Financial Statements, Notes to Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016 for the relevant assumptions used to determine the valuation of our option awards.

(2)

The stock options vest over a four year period at the rate of 2.08334% on each monthly anniversary of the grant date until fully vested, subject to the terms and conditions of the option award agreement.

Outstanding Equity Awards At Fiscal Year-End

The following table summarizes unexercised options that have not vested and related information for each of our named executive officers as of December 31, 2016. To date, no stock awards have been granted to any of our named executive officers.

		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration
Name	Vesting Commencement Date (1)	(#)	(#)	($)	Date
Joseph K. Belanoff, M.D.	3/26/2009	1,000,000	—	1.19	3/26/2019
	5/19/2011	800,000	—	4.42	5/19/2021
	1/30/2013	783,333	16,667	2.08	1/30/2023
	2/18/2015	206,250	243,750	3.29	2/18/2025
	2/26/2016	114,583	435,417	3.88	2/26/2026
G. Charles Robb	9/1/2011	600,000	—	2.70	9/1/2021
	1/30/2013	195,833	4,167	2.08	1/30/2023
	11/19/2013	77,083	22,917	1.92	11/19/2023
	2/18/2015	68,750	81,250	3.29	2/18/2025
	2/26/2016	31,250	118,750	3.88	2/26/2026
Robert S. Fishman, M.D.	9/28/2015	132,812	292,188	3.51	9/29/2025
	2/26/2016	20,833	79,167	3.88	2/26/2026

(1)

Eeach unvested option vests and becomes exercisable in substantially equal monthly installments through the fourth anniversary of the vesting commencement date, subject to the named executive officer’s continued services through the applicable vesting date.

Option Exercises in 2016

The following table includes certain information with regard to options exercised by our named executive officers during 2016.

	Option Exercise
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)(1)
Joseph K. Belanoff, M.D.	1,000,000	7,143,297

(1)	The value realized on the exercise represents the excess of the sales price or market price at close on the day of the exercise less the exercise price of the shares.

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our named executives participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Potential Payments Upon Termination or Change in Control

Severance and Change in Control Agreements

We have entered into Severance and Change in Control Agreements with each of our named executive officers. The terms of the agreements are identical. The agreements provide that, if the executive’s employment is terminated by us without “cause” or by the executive for “good reason” (as each term is defined in the agreements) prior to or more than 18 months following a change in control, the executive will be eligible to receive 12 months of his or her then current base salary, payable in substantially equal installments in accordance with the company’s customary payroll procedures and continued health insurance coverage for up to 12 months following the date of termination. In addition, the agreements provide that in the event the executive’s employment is terminated by us without “cause” or by the executive for “good reason” within 18 months following a change in control, the executive will be eligible to receive an amount equal to 12 months of his or her then current base salary payable in a lump sum, continued health insurance coverage for up to 12 months following the date of termination, and full vesting of all outstanding equity awards. The receipt of any severance will be subject to the executive signing and not revoking a separation agreement and release of claims in a form reasonably acceptable to us within 60 days following executive’s termination of employment. No severance will be paid or provided until the separation agreement and release of claims becomes effective.

The following table reflects compensation payable to each of Dr. Belanoff, Mr. Robb and Dr. Fishman under a change in control or various employment termination events. The amounts shown below assume that (i) a change in control of our company occurred and each named executive officer experienced a qualifying termination on December 31, 2016 or (ii) such named executive officer experienced a qualifying termination effective as of December 31, 2016.

Name	Benefit	Termination Without Cause or For Good Reason Outside of a Change in Control	Termination Without Cause or For Good Reason Within 18 Months Following a Change in Control
Joseph K. Belanoff, M.D.	Base Salary	$615,000	$615,000
	Accelerated Vesting of Stock Options	—	$2,525,815	(1)
	Health Benefit	$33,253	$33,253
	Total	$648,253	$3,174,068
G. Charles Robb	Base Salary	$374,685	$374,685
	Accelerated Vesting of Stock Options	—	$867,920	(1)
	Health Benefit	$12,112	$12,112
	Total	$386,797	$1,254,717
Robert S. Fishman, M.D.	Base Salary	$411,363	$411,363
	Accelerated Vesting of Stock Options	—	$1,363,289	(1)
	Health Benefit	$33,253	$33,253
	Total	$444,616	$1,807,905

(1)

For unvested options held by named executive officers as of December 31, 2016, the value ascribed to the change in control acceleration features under the Severance and Change in Control Agreements is calculated as follows:

a.

For option grants to these individuals where the closing trading price for our company’s common stock on the NASDAQ Capital Market as of December 30, 2016, $7.26, exceeded the exercise price of the option grant, the value of the acceleration benefit on change in control has been calculated as the difference between these prices multiplied by the number of unvested shares in each of these option awards as of that date.

b.

There is no value ascribed to any unvested shares for any option grants to these individuals where the exercise price of the option grant equaled or exceeded $7.26, which was the closing trading price for our company’s common stock on the NASDAQ Capital Market as of December 30, 2016.

Risk Assessment of Compensation Programs

Our Compensation Committee and Board have determined that our compensation policies, plans and practices are appropriately balanced and do not create risks that will have a material adverse effect on our company. To make this determination, they reviewed the company’s compensation policies, plans and practices with a focus on compensation program design, payment methodology, relationship to performance and length of performance period, and oversight and controls as compared to the compensation practices that they have seen in similar companies. During the review, the Compensation Committee noted risk mitigating factors inherent in our compensation practices, including the Compensation Committee’s and management’s discretion in approving executive and employee compensation and establishing performance goals for short- and long-term compensation plans, the balance between fixed and variable pay and the mix of short- and long-term incentives that encourage consistent performance over a sustained period, and these factors aligned the interests of our named executive officers and employees with those of our stockholders.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2016 with respect to the shares of our common stock that may be issued under all of our existing equity compensation plans, which consist of the 2012 Incentive Award Plan and the 2004 Equity Incentive Plan.

	(a)	(b)	(c)
Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column(a))(2)
Equity compensation plans approved by stockholders	17,663,682	$3.63	7,919,076	(1)(2)
Equity compensation plans not approved by stockholders	—	—	—
Total	17,663,682	$3.63	7,919,076

(1)	Represents shares of common stock remaining available for future issuance under our 2012 Incentive Award Plan as of December 31, 2016.
(2)

The 2012 Incentive Award Plan contains an “evergreen” provision that allows for increases on the first day of each year beginning in 2013 and ending in 2022, the lesser of an additional (i) 8,000,000 shares of our common stock, (ii) 4% of the outstanding shares of common stock on the immediately preceding December 31 or (iii) such smaller number of shares determined by the Board. None of our other plans has an “evergreen” provision. On February 10, 2017, the Board authorized an “evergreen” increase in the shares available for grant under the 2012 Plan to be equivalent to 4% of the shares of our common stock outstanding on December 31, 2016, which represented an increase of 4,508,404 shares to the plan.

DIRECTOR COMPENSATION

The following table provides compensation information, for the one-year period ended December 31, 2016, for each member of our Board.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1)(2) ($)		All Other Compensation ($)		Total ($)
James N. Wilson (3)	65,873	251,344		275,131	(3)	592,348
Joseph K. Belanoff, M.D. (4)	—	—		—		—
G. Leonard Baker, Jr.	53,000	110,198	(5)	—		163,198
Daniel M. Bradbury	49,176	110,198	(5)	—		159,374
Daniel N. Swisher, Jr.	57,879	183,663	(5)	—		241,542
Patrick G. Enright	52,250	110,198	(5)	—		162,448
David L. Mahoney	57,250	110,198	(5)	—		167,448
Reneé D. Galá (6)	25,000	223,684	(6)	—		248,684

(1)

Amounts shown do not reflect compensation actually received by the directors or the actual value that may be recognized by the directors with respect to these awards in the future. Instead, the amounts shown represent the grant date fair value of the awards as calculated under FASB ASC Topic 718. The relevant assumptions used to calculate the value of the option awards are set forth in Part IV – Item 15(1) - Financial Statements, Notes to Financial Statements, Note 8 – “Preferred Stock and Stockholders’ Equity – Stock-Based Compensation Related to Employees and Director Options” in our Annual Report on Form 10-K for the year ended December 31, 2016.

(2)

As of December 31, 2016, our non-employee directors and Mr. Wilson held options outstanding to purchase the following number of shares: Mr. Baker: 300,000; Mr. Bradbury: 190,000; Mr. Swisher: 120,000; Mr. Enright: 310,000; Mr. Mahoney: 310,000; Ms. Galá: 70,000 shares; and Mr. Wilson: 1,250,000 shares.

(3)

From January 1, 2016 through March 1, 2016, Mr. Wilson was an employee director serving as the Chairman of our board of directors. He received compensation in his role as an employee providing advice and business insight. The amount in “All Other Compensation” column for Mr. Wilson represents the $91,000 in base salary paid to Mr. Wilson for his services as an employee through March 1, 2016, and bonus compensation awarded to him by the Compensation Committee of $184,000, constituting a bonus for the achievement of corporate performance goals.

(4)

Dr. Belanoff is a full time employee and a named executive officer and is compensated in that capacity. His compensation as an employee is shown in the “Summary Compensation Table” above. He receives no additional compensation in his capacity as a director. See “Outstanding Equity Awards At Fiscal Year-End” table above for the aggregate number of shares represented by option awards outstanding that have been granted to Dr. Belanoff.

(5)

During 2016, Mr. Wilson, as chairman of the board, was granted an option to purchase 100,000 shares with a grant date fair value of $251,344, Mr. Swisher, as chairman of the Audit Committee, was granted an option to purchase 50,000 shares with a grant date fair value of $183,663, and Messrs. Baker, Bradbury, Enright and Mahoney were each granted an option to purchase 30,000 shares with a grant date fair value of $110,198. All of these awards vest pro-rata over a one-year period at the rate of 8.3334% on the monthly anniversary of the date of grant, subject to continued service.

(6)

Ms. Galá was appointed to our board of directors in June 2016.  On June 27, 2016, Ms. Galá was granted an option to purchase 70,000 shares of the Company’s common stock, at an exercise price of $5.11 per share, the closing price of the Company’s common stock on the Nasdaq Stock Market on the date of grant. The grant date fair value of this option was $223,684. This option will vest over a 4-year period, with 25 percent vesting on the first annual anniversary of the date of grant and the remainder vesting ratably on each monthly anniversary thereafter until fully vested, subject to Ms. Galá’s continued service.

For 2016, non-employee directors received a director fee from us for their services as members of the Board in the amount of $40,000 per year. In addition, the Chair and members of the Audit Committee receive fees of $15,000 and $10,000, respectively, per year; the Chair and members of the Compensation Committee receive fees of $13,000 and $6,500, respectively, per year; the Chair and members of the Corporate Governance & Nominating Committee receive fees of $8,000 and $4,500, respectively, per year.  Commencing March 1, 2016, the chairman of our board of directors receives an annual cash retainer of $120,000 in lieu of any other fees.  New directors are granted an option to purchase 70,000 shares of common stock in connection with their initial election to the Board.  In February 2017, the Board approved a reduction in the initial option grant to 60,000 shares.  The initial director options vest with respect to 25% of the shares on the first anniversary of the date of the grant and, thereafter, at the rate of 2.08334% per month, until fully vested, subject to the director’s continued service.  Non-employee directors who are reelected at the Annual Meeting each receive a stock option grant of 30,000 shares that vests over one year at the rate of 8.3334% per month from the date of the Annual Meeting until fully vested, subject to the director’s continued service. The Board has also historically approved larger option awards for directors serving certain roles.  In 2016, the Board approved an option covering 100,000 shares to Mr. Wilson for his service as Chairman of the Board and an option covering 50,000 shares to Mr. Swisher for his service as Chair of the Audit Committee.

We have entered into a Severance and Change in Control Agreement with James N. Wilson, Chairman of the Board. The agreement with Mr. Wilson provides that if his employment or service on the Board is terminated involuntarily by us without “cause” or by him for “good reason” (as each is defined in the agreement) within 18 months following a change in control all of his outstanding equity awards shall become fully vested. Mr. Wilson will only receive vesting acceleration under this agreement if he signs and does not revoke a separation agreement and release of claims in a form reasonably acceptable to our Company within 60 days following termination of employment. No vesting acceleration will be provided to Mr. Wilson until the separation agreement and release of claims becomes effective.

COMPENSATION COMMITTEE REPORT*

The Compensation Committee of the Board, or Compensation Committee, has furnished this report on executive compensation. None of the members of the Compensation Committee is currently our officer or employee and all are “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee is responsible for designing, recommending to the Board for approval and evaluating our compensation plans, policies and programs and reviewing and approving the compensation of the Chief Executive Officer and other officers and directors.

This report, filed in accordance with Item 407(e)(5) of Regulation S-K, should be read in conjunction with the other information relating to executive compensation, which is contained elsewhere in this Proxy Statement and is not repeated here.

In this context, the Compensation Committee hereby reports as follows:

1.	The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K contained herein with management; and
2.

Based on the review and discussions referred to in paragraph (1) above, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2016.

Compensation Committee

G. Leonard Baker, Jr., Chairman
Daniel M. Bradbury
Daniel N. Swisher, Jr.

* The material in this report is not soliciting material, and is not deemed filed with the SEC.

REPORT OF THE AUDIT COMMITTEE*

Under the guidance of a written charter adopted by the Board, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of the Company’s independent registered public accounting firm. Each of the members of the Audit Committee meets the independence requirements of the rules of the NASDAQ Stock Market and the SEC.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements and internal control over financial reporting based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”).

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee:

•

reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2016 with the Company’s management and Ernst & Young LLP, the Company’s independent registered public accounting firm;

•	discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standards No. 1301, “Communications with Audit Committees,” as adopted by the PCAOB;
•

received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst and Young LLP’s communications with the Audit Committee concerning independence and discussed with Ernst & Young LLP their independence;

•	considered and discussed whether the non-audit services, if any, performed by Ernst & Young LLP are compatible with maintaining their independence;
•

reviewed and discussed the reports of management and Ernst & Young LLP on their assessments of the effectiveness of the Company’s internal control over financial reporting as of the end of the most recent fiscal year;

•	reviewed the disclosures regarding the Company’s system of internal controls required to be contained in the Company’s Form 10-K;
•

based on the foregoing reviews and discussions, recommended to the Board that the audited financial statements and management’s report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2016 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Securities and Exchange Commission; and

•	instructed Ernst & Young LLP that the Audit Committee expects to be advised if there are any subjects that require special attention.

The Audit Committee has also recommended, subject to stockholder ratification in Proposal 2 in this Proxy Statement, the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

AUDIT COMMITTEE

Daniel N. Swisher, Jr., Chairman

Patrick G. Enright

Reneé D. Galá

David L. Mahoney

*The material in this report is not soliciting material, and is not deemed filed with the SEC.

FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

Fees for audit services totaled approximately $1,154,000 in 2016 and $1,052,000 in 2015, including fees for professional services provided by Ernst & Young LLP, our independent registered public accounting firm, in connection with the integrated annual audit of our financial statements and internal control over financial reporting in 2016 and 2015, respectively, review of our quarterly financial statements included in Quarterly Reports on Forms 10-Q, consultations on matters addressed during the audit and services provided in connection with other statutory or regulatory filings, including consents.

Audit-Related Fees, Tax Fees, and All Other Fees

We did not incur fees for tax advisory services from our independent registered public accounting firm in 2016 or 2015.

We did not incur audit-related fees for assurance and related services, or for any other products or services, from our independent registered public accounting firm in 2016 or 2015.

Pre-approval of audit-related and non-audit services

Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and permissible non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. Under this policy, our Audit Committee must pre-approve all audit and non-audit services performed by the Company’s independent auditor in order to ensure that the provision of such services does not impair the auditor’s independence. The policy permits the engagement of the independent registered public accounting firm for services that are approved by our Audit Committee in defined categories such as audit services, audit-related services and tax services. Pre-approval may be given as part of our Audit Committee’s annual review and approval of the scope and estimated cost of non-audit services that may be provided by the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The Audit Committee has also delegated to the Chair of the Audit Committee the authority to pre-approve audit and non-audit services not prohibited by law to be performed by our independent registered public accounting firm and associated fees, provided that the Chair shall report any decision to pre-approve such audit or non-audit services and fees to the full Audit Committee at its next regular meeting. Our Audit Committee receives periodic reports on the scope of services provided and expected to be provided in the future by the independent registered public accounting firm.

Consistent with this policy, in 2016 and 2015 all audit and non-audit services (including audit-related fees, tax fees and all other fees) performed by our independent registered public accounting firm, Ernst & Young LLP, were pre-approved by the Audit Committee.

PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will vote on the election of seven directors, each to serve until the annual meeting of stockholders in 2018 and until their successors are duly elected and qualified. The independent members of the Board have selected, and the Board has unanimously nominated, G. Leonard Baker, Jr., Joseph K. Belanoff, M.D., Daniel M. Bradbury, Reneé D. Galá, David L. Mahoney, Daniel N. Swisher, Jr. and James N. Wilson for election to the Board. The nominees have indicated that they are willing and able to serve as directors. If any of the nominees becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board. The proxies being solicited will be voted for the nominees at the Annual Meeting. Directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present. Stockholders do not have cumulative voting rights in the election of directors.

Recommendation of the Board

The Board of Directors unanimously recommends a vote “FOR” the election of the nominees as listed above.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election of the nominees as listed above.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, the stockholders will be asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

Recommendation of the Board

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

PROPOSAL 3

ADVISORY VOTE ON THE

COMPENSATION OF NAMED EXECUTIVE OFFICERS

We intend for our executive compensation program to attract and retain a talented, entrepreneurial and creative team of executives who will provide leadership for our company’s success in promoting Korlym for the treatment of patients with Cushing’s syndrome and successfully managing the pre-clinical and clinical development of our cortisol modulation platform.  We accomplish this goal in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and stockholder interests and concerns.  We believe the compensation program for the named executive officers is closely aligned with the long-term interests of our stockholders and was instrumental in helping us perform well in 2016.

Stockholders are urged to read the Executive Compensation section of this Proxy Statement, including the Compensation Discussion and Analysis, or CD&A, section which discusses our compensation policies and procedures, and the 2016 compensation for our named executive officers. The Compensation Committee and the Board believe that our compensation policies and procedures are effective in advancing our goals and furthering the interests of our stockholders.

In accordance with Section 14A of the Securities Exchange Act, we are including in this Proxy Statement a separate, non-binding stockholder vote on executive compensation.  We are asking you to approve, on an advisory basis, the compensation of our named executive officers listed in the 2016 Summary Compensation Table included in this Proxy Statement, as described in the Executive Compensation section of this Proxy Statement, including the CD&A and the related compensation tables and other narrative executive compensation disclosure contained therein.

Stockholders have the opportunity to vote “for” or “against” or to “abstain” from voting on the following non-binding resolution relating to executive compensation:

“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion of this Proxy Statement.”

Although the advisory vote is non-binding, the Compensation Committee and the Board will review the results of the vote. The Compensation Committee will consider our stockholders’ concerns to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement and take them into account in future determinations concerning our executive compensation program. The Board therefore recommends that you indicate your support for our compensation policies and procedures for our named executive officers, as outlined above. Unless our Board changes its policy with respect to the frequency of stockholder votes on executive compensation, we expect to hold our next such vote at the 2020 Annual Meeting of Stockholders.

Recommendation of the Board

The Board unanimously recommends that stockholders vote, on an advisory basis, FOR the approval of the compensation of the named executive officers as described in the CD&A, the compensation tables and the narrative discussion of this Proxy Statement.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF THE VOTE

ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Securities Exchange Act, we are including in this Proxy Statement a separate stockholder vote on how frequently the advisory vote described under Proposal No. 3 — the “Advisory Vote on Compensation of Named Executive Officers”, or the “say on pay” advisory vote, should occur, which is referred to herein as the “frequency advisory vote”. We are providing stockholders the option of selecting a frequency of one, two or three years, or abstaining. As with the say on pay advisory vote, the vote described in this Proposal No. 4 is non-binding.

The Board has determined that providing stockholders with the say on pay advisory vote once every three years will be the most effective means for conducting and responding to the say on pay advisory vote based on a number of considerations, including the following:

•	Our compensation program is designed to induce and reward performance over a multi-year period;
•	A three-year cycle will provide investors sufficient time to evaluate the effectiveness of our short- and long-term compensation strategies and the related business outcome of the Company;

•

A three-year vote cycle gives the Board and the Compensation Committee sufficient time to thoughtfully respond to stockholders’ sentiments and to implement any necessary changes to our executive compensation policies and procedures; and

•

The Board will continue to engage with our stockholders on executive compensation during the period between stockholder votes. As discussed under “Communications with Directors,” the Company provides stockholders an opportunity to communicate with the Board, including on issues of executive compensation.

Based on the factors discussed, the Board has determined to recommend that future say on pay advisory votes occur every three years until the next frequency advisory vote. Stockholders are not being asked to approve or disapprove the Board’s recommendation, but rather to indicate their choice among the following frequency options: one year, two years or three years, or to abstain from voting.

While the Board has determined that providing stockholders with the say on pay advisory vote once every three years is advisable, and therefore recommends that you approve a triennial vote, the Compensation Committee and the Board will consider our stockholders’ concerns and take them into account in determining how frequently the say on pay advisory vote occurs.

Recommendation of the Board

The Board unanimously recommends that stockholders select every “three years” on the proposal recommending the frequency of the say on pay advisory vote.

OTHER MATTERS

As of the time of preparation of this Proxy Statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment or postponement thereof, the persons named in the proxy will vote on such matters according to their discretion.

STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals for inclusion in the proxy statement of the Board of Directors for the 2018 Annual Meeting of Stockholders must be received by us at 149 Commonwealth Drive, Menlo Park, California 94025, on or before December 25, 2017 and must otherwise comply with Rule 14a-8 under the Exchange Act. However, if the date of the 2018 Annual Meeting of Stockholders is changed by more than 30 days from the anniversary date of our 2017 Annual Meeting of Stockholders, such deadline pursuant to Rule 14a-8 under the Exchange Act will instead be a reasonable time before we begin to print and send our proxy materials. If we are not notified by the deadline under Rule 14a-8 under the Exchange Act of a proposal to be brought before the 2018 Annual Meeting of Stockholders by a stockholder, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting.

In addition, regardless of whether a proposal is included in our proxy statement, our Amended and Restated Bylaws provide that advance notice of a stockholder’s proposal to be brought before the 2018 Annual Meeting of Stockholders, including director nominations, must be delivered to the Secretary of our company at our principal executive offices not earlier than one hundred twenty (120) days (December 25, 2017) and not later than ninety (90) days (January 24, 2018) prior to the anniversary of the mailing date of the proxy materials for the previous year’s annual meeting. Our Amended and Restated Bylaws also provide that in the event that the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the anniversary date of the preceding year’s annual meeting, this advance notice must be received not later than the close of business on the later of (i) the 120th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

Each stockholder’s notice must contain the following information as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person (as defined in the Company’s Amended and Restated Bylaws), (b) the text of the proposal or business (including the text of any resolutions proposed for consideration), (c) a reasonably detailed description of all agreements, arrangements and understandings (i) between or among any of the Proposing Persons or (ii) between or among any Proposing Person and any other record or beneficial holder(s) or persons(s) who have a right to acquire beneficial ownership at any time in the future of the shares of any class or series of the Corporation (including their names) in connection with the proposal of such business by such stockholder, and (d) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act. A copy of the full text of the provisions of our Amended and Restated Bylaws dealing with stockholder nominations and proposals is available to stockholders from our Secretary upon written request.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports, proxy statements and other information with the U.S. Securities and Exchange Commission. Reports, proxy statements and other information filed by us may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Section of the U.S. Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549, or by way of the U.S. Securities and Exchange Commission’s website at www.sec.gov.

We will provide without charge to each person to whom a copy of the proxy statement is delivered, upon the written or oral request of any such persons, additional copies of our Annual Report on Form 10-K for the year ended December 31, 2016 or the 2017 proxy materials. Requests for such copies should be made by written request to Corcept Therapeutics Incorporated, 149 Commonwealth Drive, Menlo Park, California 94025, Attention: Secretary, or by oral request by calling (650) 327-3270.

G. Charles Robb

By Order of the Board of Directors,

/s/ G. Charles Robb

G. Charles Robb

Chief Financial Officer and Secretary

Menlo Park, California

April 21, 2017

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES BY INTERNET, BY TELEPHONE OR BY COMPLETING, SIGNING, DATING AND MAILING PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.    Vote by Internet or Telephone - Q UICK ... EASY  IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail    CORCEPT THERAPEUTICS  INCORPORATED    PLEASE DO NOT RETURN THE PROXY CARD IF YOU  ARE VOTING ELECTRONICALLY OR BY PHONE.    . FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED .  PROXY   The Board of Directors recommends that you vote “FOR” the election of each of the following  nominees, “FOR” Proposals 2 and 3 and “THREE YEARS” for Proposal 4.   1. To elect seven directors, to hold office until the 2018  Annual Meeting of Stockholders and until their successors  are duly qualified and elected, the nominees listed below:  01 James N. Wilson 05 Reneé D. Galá  02 G. Leonard Baker, Jr. 06 David L. Mahoney  03 Joseph K. Belanoff, M.D. 07 Daniel N. Swisher, Jr.  04 Daniel M. Bradbury   FOR  All nominees   WITHHOLD  listed (except   AUTHORITY  as indicated   to vote (as to all  below)   nominees)   (INSTRUCTION: To withhold authority to vote for any individual  nominee, write the nominee’s name on the line provided below.)   2. To ratify the appointment of Ernst &  Young LLP as the Company’s independent  registered public accounting firm for the  fiscal year ending December 31, 2017.  FOR AGAINST ABSTAIN   As a stockholder of Corcept Therapeutics Incorporated,  you have the option of voting your shares electronically  through the Internet or on the telephone, eliminating  the need to return the proxy card. Your electronic vote  authorizes the named proxies to vote your shares in  the same manner as if you marked, signed, dated and  returned the proxy card. Votes submitted electronically  over the Internet or by telephone must be received by   7:00 p.m., Eastern Time, on May 23, 2017.  INTERNET/MOBILE –  www.cstproxyvote.com   Use the Internet to vote your proxy. Have  your proxy card available when you access  the above website. Follow the prompts to  vote your shares.    PHONE – 1 (866) 894-0537  Use a touch-tone telephone to vote your  proxy. Have your proxy card available when  you call. Follow the voting instructions to  vote your shares.    MAIL – Mark, sign and date your proxy  card and return it in the postage-paid  envelope provided.   3. To conduct a non-binding advisory vote  to approve the compensation of the  Company’s named executive officers  as disclosed in the accompanying proxy  statement.  4. To conduct a non-binding advisory vote  on the frequency of future advisory  votes by the stockholders to approve  the compensation of the Company’s  named executive officers.  Please mark  your votes  like this    X   FOR AGAINST ABSTAIN   3 YEARS 2 YEARS 1 YEAR ABSTAIN   PROPOSALS. This proxy may be revoked by the undersigned  at any time, prior to the time it is voted, by any of the means  described in the accompanying proxy statement.   COMPANY ID:  PROXY NUMBER:  ACCOUNT NUMBER:    Signature______________________________________ Signature__________________________________________________ Date_____________, 2017.   Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, tr usts, cor porations or other entities, title or capacity should be stated. If shares are held jointly, each  holder should sign.

Important Notice Regarding the Availability of Proxy Materials for  the Annual Meeting of Stockholders to be held on May 24, 2017   The 2017 Proxy Statement and our 2016 Annual Report are  available at http://www.corcept.com/proxymaterials/2017   . FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED .   PROXY   CORCEPT THERAPEUTICS INCORPORATED   Proxy Solicited by the Board of Directors   for the Annual Meeting of Stockholders   to be Held on May 24, 2017   The undersigned hereby appoints Joseph K. Belanoff, M.D., G. Charles Robb and James N. Wilson, or  any one of them, with full power of substitution, as proxies to vote at the Annual Meeting of Stockholders of  Corcept Therapeutics Incorporated (the “Company”) to be held on May 24, 2017 at 8:00 a.m., local time, at  149 Commonwealth Drive, Menlo Park, CA 94025, and at any adjournment or postponement thereof, hereby  revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the  undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as  may come before the meeting.   This proxy, when properly executed, will be voted in the manner directed. WHEN NO CHOICE IS  INDICATED, THIS PROXY WILL BE VOTED “FOR” EACH NOMINEE FOR DIRECTOR IN  PROPOSAL 1, “FOR” PROPOSALS 2 AND 3 AND FOR “THREE YEARS” FOR PROPOSAL 4. This  proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means  described in the accompanying proxy statement.   (Continued, and to be marked, dated and signed, on the other side)